UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 3, 2020

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2020, MVB Bank, Inc. (the “Bank”), the wholly owned subsidiary of MVB Financial Corp. (the “Company”), entered into a Purchase and Assumption Agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for The First State Bank, Barboursville, West Virginia (“First State”), providing for the assumption by the Bank of certain liabilities and the purchase by the Bank of certain assets of First State. First State depositors will automatically become depositors of the Bank and, subject to the insurance limitations, deposits will continue to be insured by the FDIC without interruption.

In the Agreement, the Bank agreed to pay no deposit premium and to acquire the assets at a discount to book value of approximately $28.2 million. The Bank also acquired three branch locations in Barboursville, Teays Valley and Huntington, West Virginia for aggregate consideration of approximately $1.5 million. The Bank further acquired certain other real estate owned (“OREO”) for 47.5% of the book value of such OREO. As of December 31, 2019, the deposits assumed by the Bank had an aggregate balance of approximately $139.5 million, and the First State assets purchased by the Bank were valued at approximately $147.2 million.

The agreement with the FDIC only covers the assets and liabilities of First State. The assets, liabilities and capital stock of First State’s former parent, First Bankshares, Inc., have not been purchased or assumed by the Bank.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 8.01. Other Events.

On April 3, 2020, the Company issued a Press Release announcing entry into the Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of The First State Bank, Barboursville, West Virginia, the Federal Deposit Insurance Corporation and MVB Bank, Inc., dated as of April 3, 2020.*
99.1	Press release of MVB Financial Corp. dated April 3, 2020.

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Larry F. Mazza
Larry F. Mazza President and Chief Executive Officer

Date: April 3, 2020

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of The First State Bank, Barboursville, West Virginia, the Federal Deposit Insurance Corporation and MVB Bank, Inc., dated as of April 3, 2020.	Filed herewith
99.1	Press release of MVB Financial Corp. dated April 3, 2020.	Filed herewith
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Document	Filed herewith
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Filed herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith